PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated February 17, 2006)              REGISTRATION NO. 333-78575



                               [GRAPHIC OMITTED]






                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                   Share         Primary
            Name of Company         Ticker        Amounts    Trading Market
-------------------------------------------------------------------------------
Amazon.com, Inc.                     AMZN           18           NASDAQ
CMGI Inc.                            CMGI           10           NASDAQ
CNET Networks, Inc.                  CNET            4           NASDAQ
EarthLink, Inc.                      ELNK          6.23          NASDAQ
eBay Inc.                            EBAY           48           NASDAQ
E*TRADE Financial Corporation         ET            12            NYSE
McAfee, Inc.                         MFE             7            NYSE
Priceline.com Incorporated           PCLN        1.166666        NASDAQ
RealNetworks, Inc.                   RNWK            8           NASDAQ
TD Ameritrade HLDG Corp.             AMTD            9           NASDAQ
Time Warner Inc.                     TWX            42            NYSE
Yahoo! Inc.                          YHOO           52           NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.